Exhibit 10.1

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

COMMERCIALIZATION AGREEMENT

This Commercialization Agreement (“CA”) has been entered into this October 23, 2013 (“Effective Date”) by and between Ocean Power Technologies, Inc. (“OPT”) with a place of business at 1590 Reed Road, Pennington, New Jersey, USA and Mitsui Engineering & Shipbuilding Co., Ltd. (“MES”) with a place of business at 6-4, Tsukiji 5-chome, Chuo-ku, Tokyo 104-8439, Japan (each a “Party” and collectively, the “Parties”).

WHEREAS, OPT and MES have entered into the Joint Development Agreement between the Parties dated January 23, 2013 (“JDA”);

WHEREAS, MES has passed the [***] test on March 4, 2013 with a good result using OPT’s PowerBuoy® technology;

WHEREAS, the Parties wish to cooperate with each other in commercializing OPT’s PowerBuoy® technology including its improvements by entering into CA; and

WHEREAS, the Parties have entered into the Letter of Intent regarding this CA, dated April 26, 2013;

NOW THEREFORE, the Parties hereby confirm and agree as follows:

Article 1 (Purpose)

The purpose of this CA is (i) to confirm the joint development within the framework of [***] Project by the Parties, (ii) to set out the terms of the licensing and other financial arrangements of the technologies of OPT’s PowerBuoy® technology and of its Improvement as envisioned in the JDA a copy of which is attached hereto as Appendix 1, and (iii) to set out the rules on licensing after this CA and/or JDA has ended.

Article 2 (Definitions)

Capitalized terms used herein shall have the following meanings:

2.1	“AIMS” shall mean OPT’s wave capture optimization and control systems including algorithm and associated source code for wave capture optimization.

2.2

“Collection Amount” shall mean the amount which MES actually receives from its customer, in total or in installments, as consideration for MES sale of Products and related services to the customer. If such customer becomes insolvent, the Collection Amount includes the amount which MES receives in accordance with the insolvency procedure, such as dividends.

2.3	“Documented Purchase Price of the High Voltage Power Cable” shall mean the purchase price of such cable from the cable supplier excluding [***].

2.4	“[***]” shall mean [***] as referred to in Article 5.3 of JDA.

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

2.5	“[***] Contract 2013” shall mean a contract between [***] and MES dated March 19, 2013 on a joint research of which the research period is expected to end on March 20, 2015.

2.6

“[***] Project” shall mean the joint research concerning the wave energy power generation between [***] and MES pursuant to the [***] Contract 2013 and possible subsequent contract(s) between [***] and MES, which is expected to last until 2017 or 2018, as the case may be.

2.7	“OPT’s Trademarks” shall mean “PowerBuoy®” and/or (Japanese katakana for “PowerBuoy”).

2.8

“PTO” shall mean the power take-off system with respect to wave energy, which includes (i) for hardware: single line diagrams, electricity drawings, mechanical drawings, and (ii) for software: the controlling system including algorithm and associated source code for power management. For the sake of precaution, Intellectual Property Rights of PTO shall solely be owned by OPT. K-Model and N-Model are not included in the PTO within this meaning.

2.9	“Term” shall mean the term of this CA.

Unless otherwise expressly defined hereunder, all defined terms in the JDA shall also apply to this CA.

Article 3 (Confidential Information)

The Parties shall keep records of new Confidential Information disclosed by one Party to the other Party after January 23, 2013 in writing, materially in the form of Appendix 2.

Article 4 ([***] Project)

The Parties shall work together on [***] Project, including the phases pursuant to [***] Contract 2013.

Article 5 (Terms and Conditions of License)

The following terms shall apply to the licenses granted under JDA.

1.

OPT agrees to make up to [***] PowerBuoys royalty-free throughout the entire experimental phases funded by [***] which starts in April 2013 and is expected to last until 2017 or 2018 as the case may be, on condition that such deployment is a clear requirement documented by [***] in their contract. If more than [***] PowerBuoys (including any parts thereof) shall be manufactured within the framework of such [***] Project, the Royalties are payable under the terms hereunder with respect to any PowerBuoys (including any parts thereof) except for the first [***].

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

2.

MES shall have the sole authority to market, manufacture, sell and maintain the OPT System for use in the MES-Territory in accordance with the terms of this CA, subject to the obligation for MES to purchase PTO from OPT under applicable terms of the JDA, this CA and the PTO-Frame Sales Agreement (as defined below). MES shall be the prime contractor in all such contracts within the MES-Territory. However, MES may not make any commitments or warranties on behalf of OPT without OPT’s prior written approval.

3.

For Combined Utility Solution or APB including [***] and related services sold by MES in the MES-Territory, MES shall purchase all of its requirements for PTO units from OPT. However, MES may use the K-Model or N-Model control system for wave capture optimization or OPT’s control system for wave capture optimization in conjunction with OPT’s PTO subject to the various related terms and provisions in the JDA, this CA and the PTO-Frame Sales Agreement.

4.

OPT shall sell, or provide technology access to, the OPT System for use in the MES-Territory only in cooperation with MES and subject to the terms of this CA, and OPT shall not license or sell the OPT System into the MES-Territory or otherwise cooperate with any third party to distribute a wave energy based electrical power generation solution in the MES-Territory.

5.

MES shall not license, sell or otherwise distribute, or cooperate with any third party to distribute, a wave energy based electrical power generation solution in the MES-Territory other than the OPT System and [***].

6.

Unless otherwise agreed in writing between the Parties, each Party shall be responsible for the support to its own customers within its own territory and shall be the primary point of contact with such customers with respect to the OPT System and any APB or Combined Utility Solution.

7.	Pricing and Compensation.

7a.	PTO.

The Parties shall execute a frame agreement that sets out the terms and conditions on the sale and purchase of PTO (the “PTO-Frame Sales Agreement”) including the terms on price, invoicing, payment and warranty. The price of PTO shall not unreasonably adversely affect each Party’s ability to conduct business in their respective territories. The Parties shall exert their best efforts to execute the PTO-Frame Sales Agreement until [***].

7b.	Technology License Fees.

The Parties agree that there will be no initial upfront payments to OPT for use of its wave energy technology, and that there is no minimum royalty payment arrangements. However, throughout the Term of this CA, MES shall demonstrate all best efforts to sell OPT System in the MES-Territory. Royalty rates due to OPT as noted below recognize the absence of such upfront and/or minimum royalty payments. Furthermore, the Royalty rates agreed hereunder already reflect all technical and financial contributions by both Parties made in the past and which may be made in the future during the Term of JDA and/or this CA. Accordingly, Royalty payments are not and will not be made by OPT to MES [***].

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

7c.

Technology License Fees regarding Combined Utility Solution.

Royalties shall be paid by MES to OPT for sales by MES in the MES-Territory related to the Combined Utility Solution at the flat rate of [***], multiplied by the royalty base.

If MES uses OPT’s advanced wave optimization control technology such as AIMS for wave capture optimization, Royalty payable by MES to OPT related to the Combined Utility Solution will be at [***], multiplied by the royalty base.

For Combined Utility Solution sales, the royalty base amount (“RBA”) shall be an amount equal to [***].

If MES receives payment from its customer in installments (regardless of the reason), RBA for each of the installment payment shall be [***].

7d.	Technology License Fees regarding APB.

(1)	General Rule

Royalties shall be paid by MES to OPT for sales by MES in the MES-Territory related to the APB at the following rates:

[***]	[***]	[***]
[***]	[***]	[***]

*All of these amounts are Collection Amounts

multiplied by an amount equal to [***]. If, in the future, MES chooses to use OPT’s advanced wave optimization control technology such as AIMS for wave capture optimization, the Royalty rates shown in the table above will be increased by an amount of [***] respectively.

If MES receives payment from its customer in installments (regardless of the reason), RBA for each of the installment payment shall be [***].

(2)	Rules on [***]

Among the APBs sold by MES, the following special rules shall apply for the [***]:

[***]	[***]	[***]
[***]	[***]	[***]

*All of these amounts are Collection Amounts

multiplied by an amount equal to [***]. For the sake of precaution, MES shall purchase PTO for [***] from OPT, just like for other APBs. If in the future, MES chooses to use OPT’s advanced wave optimization control technology such as AIMS for wave capture optimization, the Royalty rates shown in the table above will be increased by an amount of [***], respectively.

If MES receives payment from its customer in installments (regardless of the reason), RBA for each of the installment payment shall be [***].

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

7e.	K-Model or N-Model.

In the case where OPT uses K-Model or N-Model control system for wave capture optimization, no Royalty is payable by OPT to MES, because such a situation is already reflected in the net Royalty payable as agreed hereunder to OPT as provided for in Paragraphs 7c and 7d above. If OPT uses the Confidential Information of K-Model or N-Model that does not relate to any Improvement, OPT shall pay Royalty to MES, which amount shall be agreed separately.

8.

Each Party shall have the reasonable discretion to establish the sale prices for the Combined Utility Solution and APB and related maintenance contracts in their respective territories. Each Party shall not disproportionately or artificially allocate discounts and costs between and among revenues associated with the Combined Utility Solution /APB and the revenues associated with such Party’s other products and services in the applicable customer sales, which could have unreasonable impact on the royalty calculation hereunder.

9.

Payment of Royalty shall be made on a quarterly basis. The entire Royalty regarding the Collection Amount which MES received during a quarter and calculated in accordance with Paragraph 7 hereof, shall be made within thirty (30) calendar days after elapse of the relevant quarter to the bank account designated in writing by OPT by way of wire transfer. Bank commission shall be borne by MES. Royalty payments shall be accompanied by (i) a schedule showing the applicable customer name, all amounts billed to such customer, Collection Amount and the date of receipts for each invoice, list of the open invoices that were due during the relevant quarter but not paid, and the calculation of the Royalty amount (“Schedule”), and (ii) copy of all invoices (including all additional invoices regarding the project, if any) regarding the Products and related services issued by MES during the relevant quarter each indicating the payment date (the “Invoices”), and (iii) a certificate prepared by a director of MES, certifying that the calculation of the Royalty amount described in the Schedule is true and correct (“Director’s Certificate”). Furthermore, MES shall submit a certificate prepared by MES’s external CPA with international good standing every six months certifying that the calculation of the Royalty amount described in the Schedule for the last two quarters is true and correct (“CPA’s Certificate”). MES shall bear the cost for these certificates.

If there is a reasonable doubt concerning the Schedule, the Invoices, Director’s Certificate, CPA’s Certificate, or payment situation, OPT may raise questions to MES and MES shall answer to such questions in good faith. If a situation occurs in which questions regarding the royalty calculation methods and payment information as set out in Paragraph 7 and in this Paragraph are not easily resolved, the Parties shall consult each other and agree on a solution.

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

10.

The Royalty amounts to be paid to OPT may not be paid with deduction for withholding for or on account of any taxes or similar governmental charge (“Withholding Taxes”). In case Withholding Taxes shall be deducted from the Royalty, the Royalty shall be automatically grossed-up so that OPT may receive the Royalty without deduction. Further, MES shall immediately send to OPT a certified tax receipt of the Withholding Taxes issued by a competent tax authority.

Article 6 (Terms and Conditions of FRR)

The following terms and conditions shall apply to the FRR granted by OPT to MES under Article 7.1 of JDA:

1.	The FRR shall not apply to [***] or the territorial waters related thereto.

2.

When OPT receives notice from MES of a Territorial Customer opportunity, and OPT decides to pursue the business opportunity with the Territorial Customer, OPT shall on a timely basis submit to MES a request for bid (“Tender Request”) for any of the following that may apply to the business opportunity and the hardware or services OPT decides to supply to the business opportunity:

–     Manufacture hardware of the Product, excluding PTO, and provide its transportation to project sites.
–     Deployment of hardware at the project site.
–     Operations and maintenance activity of the structure, but not the PTO.

3.

The Tender Request submitted to MES will be made at the same time and on the same terms (including timetable, design specifications, point of delivery of hardware and location of operations and maintenance services) as such Tender Request may be made to other prospective third party suppliers (“Third Party”).

4.

In making the selection of appropriate supplier for the Territorial Customer business opportunity, OPT shall take into consideration applicable mandatory laws and contractual requirements, and consider the following factors (“Factors”) in making its selection of the supplier:

–     Overall contribution to project

–     Price

–     Quality of work and prior applicable experience

–     Ability to scale up production volumes

–     Timeliness of fabrication and delivery

–     Risk of performance by supplier

–     Others as applicable

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

5.	OPT agrees that if:

(i)

the price included in MES’s tender (“MES Tender”) is no higher than the lowest price included in any other response to the Tender Request submitted by a Third Party, and the terms and conditions of the MES Tender including the Factors other than price does not contain a clause which significantly adversely affects the interest of OPT (which such interest shall be determined by OPT acting reasonably and in good faith); or

(ii)

the terms and conditions of the MES Tender (taken as a whole, including the Factors) are in the opinion of OPT (acting reasonably and in good faith) no more disadvantageous to OPT than the terms and conditions offered by a Third Party, then OPT, if it decides to proceed with the procurement of the hardware or services detailed in the Tender Request, will (aa) accept the MES Tender for the provision of that hardware and/or services, and (bb) not procure from any Third Party any of that hardware and/or services contemplated by the Tender Request for that specific customer.

6.

If the MES Tender does not meet the requirements of the preceding Paragraphs 5(i) and 5(ii) above, OPT is free to contract with any Third Party for any of the services contemplated by the Tender Request on terms no less favorable than the terms and conditions offered in the MES Tender.

7.	OPT will use best efforts to offer MES the FRR in OPT-Territory. This will be at OPT’s discretion and subject to local laws, regulations and contractual obligations.

Article 7 (Terms on Extraterritorial Commissions)

The following terms and conditions shall apply to the application of extraterritorial commissions set forth in Article 7.1 of JDA:

1.

The commission rate will be [***] of commission base of cash actually received by the Territorial Party from the Territorial Customer from the sale of the Products. For [***] sales, however, the commission base shall be an amount equal to [***].

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

2.

On a [***], within thirty (30) days of the end of each such [***] period, the Territorial Party will pay the commissions due to the Extraterritorial Party related to cash received from Territorial Customer during that preceding [***] period.

3.	Commission payments made each [***] shall be accompanied by a schedule showing the Territorial Customer name, amounts paid and subject to commission, and the calculation of the commission payment.

4.

The commission shall not be payable if MES is the Extraterritorial Party and the relevant territory is located in the [***] (including the territorial waters related thereto). The commission shall not be payable if OPT is the Extraterritorial Party and the relevant territory is located in Japan (including the territorial waters related thereto).

Article 8 (Improvements)

1.	Ratio of Co-Ownership of Intellectual Property Rights.

The ratios of Intellectual Property Rights co-ownership of the Improvements listed below are as follows:

(1)	Combined Utility Solution / PowerBuoy® PB80:
OPT: [***] % MES: [***]%

(2)	[***]*:
OPT: [***] % MES: [***]%

*For avoidance of doubt, Intellectual Property Rights ownership ratio of [***] shall be OPT: [***] / MES: [***].

2.	Detailed Rules on Determination of Ratio of Co-Ownership.

The Improvement Notice pursuant to Article 5.3 of JDA shall contain the outline of the relevant Improvement and relevant analyses (including, but not limited to, the completion date of the Improvement, the other Party’s Background Information used, performance impacts of the Improvement on manufacturability, reliability and the operational and maintenance costs, etc.) and detailed drawings shall be attached thereto. Each Party shall review the outline of the Improvement, associated analyses and relevant testing data, if applicable; and attached detailed drawings and/or sketches, take into account the factors to be considered listed in Article 5.3 of JDA and notify its desired ratio of co-ownership and the reason thereof to the other Party within thirty (30) days after the Improvement Notice. Upon receipt of the Improvement Notices which contain the outline and relevant analyses for the Improvement by the receiving Party, both Parties shall start technical discussions to ensure validity of the Improvement. Once agreement is reached on such validity, negotiations shall start to determine the ratio of co-ownership of each Party for the Improvement. The days spent for discussions for such validity shall be counted as ninety (90) days within the meaning of Article 5.3(ii)(aa) of JDA. The ninety (90)-day period starts to run on the date when the Improvement Notice is issued. The receiving Party shall acknowledge receipt of such Improvement Notice without delay.

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

3.

Filing.

In case where application for patent rights, etc. in connection with the Improvement is made, regardless of countries in which such application is made, both Parties shall jointly file the application unless the Parties agree from time to time otherwise in writing. All costs associated with filing and maintaining the joint patent, etc. shall be borne by both Parties based on proportionate ownership. For the avoidance of doubt, the registration of patent rights, etc. shall not affect the Royalty rate, etc. stipulated in Article 5 above.

4.

Further Improvements.

For avoidance of doubt, if both Parties, or either Party make/makes any further improvements or develop(s) any inventions based on or using the Improvement, such further improvement shall also be regarded the same way as any other Improvement within the meaning of Article 5.3 of JDA and the standard rules (including on the ownership ratio) on the Improvement shall apply.

Article 9 (Termination of License)

1.

When JDA and/or this CA end(s) for any reason whatsoever, all licenses for the Background Information and the co-ownership interest in Improvement granted by each Party to the other Party shall automatically expire and unless otherwise agreed in writing, each Party must not use the Background Information and the co-ownership interest in Improvement of the other Party thereafter.

2.

Notwithstanding the preceding Paragraph 1, when JDA and/or this CA end(s) for any reason whatsoever and the license for the Background Information required for the use of Improvement and the co-ownership interest in Improvement pursuant to JDA and/or this CA automatically expire(s), (i) each Party will grant to the other Party a non-sub-licensable (except for (aa) Subsidiary of the relevant Party, or (bb) where the other Party gives prior written consent which consent shall not be unreasonably withheld) and non-exclusive license for its own Background Information required for the use of Improvement and its co-ownership interest in the Improvement to the extent it is necessary to use the Improvement, and (ii) each Party may use the Improvements, regardless of whether the purpose of the application is wave energy or not, only if the royalty rate of (i) above and other terms such as the period and territory is agreed by the Parties in advance in writing.

Article 10 (Trademark)

MES shall indicate OPT’s Trademarks on all references to OPT’s devices or technology that relate to Combined Utility Solutions and/or APB in its web page, brochure and all other relevant marketing and presentation materials. MES shall use due care to maintain brand image and value of OPT’s Trademarks.

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Article 11 (Currencies, Late Payment Charge)

All payments hereunder to OPT shall be made in US Dollars and all payments hereunder to MES shall be made in Japanese Yen. If either Party fails to make payment hereunder by due date, such Party shall pay the other Party interest at a rate of [***] per annum of the unpaid amount as a late payment charge for the period from the day on which the delay occurred to the day the payment is made, together with the payment hereunder.

Article 12 (Press Release)

In case where a Party wishes to make a press release regarding the Project, such Party shall consult with the other Party in advance.

Article 13 (Disclaimer)

OPT has not made any express or implied representation or warranty with respect to OPT’s PTO, the Products or any parts thereof or the other matters set forth in this CA or JDA. Any additional representations or warranties to be made by OPT will be separately negotiated as part of the PTO-Frame Sales Agreement.

Article 14 (Term)

The Term of this CA shall end upon elapse of ten (10) years after entering into this CA.

This CA may be renewed upon mutual consultation.

If JDA ends for any reason whatsoever, CA automatically ends too, and vice versa.

Article 15 (Termination and Acceleration)

1.

Either Party may terminate this CA (i) if the other Party materially breaches this CA and fails to cure such breach within thirty (30) days’ written notice of such breach, or (ii) in the event that the other Party is adjudicated insolvent, consents or acquiesces to the appointment of a receiver or liquidator, takes any step towards dissolution or liquidation, voluntarily or involuntarily becomes a debtor subject to proceedings under bankruptcy law, company rehabilitation law, civil rehabilitation law or other comparable law, or otherwise ceases to do business in the ordinary course. If such termination is made, the liability of the other Party hereunder shall become immediately due and payable without demand.

2.

If for [***] after the completion of verification test in the [***] Project (i) there are no sales of Products by MES or (ii) MES does not purchase any PTO from OPT, either Party shall have the right to terminate this CA.

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Article 16 (Miscellaneous)

1.	Articles 4, 6, 9.1, 9.2, 9.5 (second sentence) and 9.8 of JDA shall also apply to this CA.

2.	Article 9.7 of JDA shall also apply to this CA. For the sake of precaution, the arbitration language shall be English.

3.	Article 9.3 of JDA shall remain in full force and effect. If, however, there are any conflicts between JDA and this CA, this CA shall prevail.

4.

The provisions contained in Article 5 Paragraphs 9 and 10, Article 8, Article 9, Article 11, Article 13, Article 15 and Article 16 Paragraphs 1, 2 and 4 shall survive without time limit after this CA ends for whatever reason.

5.	All notices and certificates to be made under or in relation to this Agreement shall be made in English.

IN WITNESS WHEREOF, the Parties have executed this CA by their duly authorized representatives as of the Effective Date.

Ocean Power Technologies, Inc.	Mitsui Engineering & Shipbuilding Co., Ltd.

/s/ Charles F. Dunleavy	/s/ Osamu NIHO
Charles F. Dunleavy	Osamu NIHO
Chief Executive Officer	Managing Director General Manager Business Development & Innovation Hq.

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Appendix 1

Copy of the executed JDA

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Execution Copy

Joint Development Agreement

This Joint Development Agreement (“Agreement”) is made this 23rd day of January, 2013, by and between Ocean Power Technologies, Inc. (“OPT”) with a place of business at 1590 Reed Road, Pennington, New Jersey, USA and Mitsui Engineering & Shipbuilding Co., Ltd. (“MES”) with a place of business at 6-4, Tsukiji 5-chome, Chuo-ku, Tokyo 104-8439, Japan (each a “Party” and collectively, the “Parties”).

WHEREAS, MES is a leading engineering company for power generation plant, wishes to seek opportunities to expand its business opportunities as to wave power generation. MES strength includes:

1)	World class shipbuilder as a member of prestigious Mitsui Group;
2)	Prominent achievement in both design and manufacturing of steel structure;
3)	Sophisticated wave tank test facility and its proven R&D track record;
4)	A wealth of engineering resources in the field of fluid dynamics, wave absorber/generator, steel structure design and manufacturing; and
5)	Regular recipient of advanced R&D fund from various Japanese government bodies.

WHEREAS, OPT is a developer of a leading edge, ocean-tested, proprietary system integrating its patented technologies in hydrodynamics, electronics, energy conversion and power take-off units, computer control systems, wave energy converters, underwater substations and other infrastructure, equipment and know-how to extract the natural energy of ocean waves including its PowerBuoy® technology (the foregoing and all improvements thereto, the “OPT System”);

WHEREAS, the Parties entered into a Memorandum of Understanding on September 10, 2009 to cooperate to develop the business market in Japan for marine renewable energy generation (the “2009 MoU”);

WHEREAS, the Parties entered into “Confidential Information, Inventions and Trade Secrets Agreement” dated August 6, 2010 (the “2010 NDA”);

WHEREAS, in 2012 the Parties have started a test of the operational viability of the OPT System and/or Combined Utility Solution which integrates the OPT System or components thereof with products and services provided by MES in the Japanese territorial waters;

WHEREAS, the Parties desire to work together to develop, commercialize and sell the Combined Utility Solution in Japan, if the [***] Project including Combined Utility Solution passes the evaluation by [***] to be conducted in accordance with contract dated February 29, 2012 (“[***] Contract”) between MES and [***] (“[***]”) (such evaluation is expected to take place by the end of March, 2013). If the [***] Project passes the evaluation test, it is envisioned that a new contract may be agreed between MES and [***]; and

WHEREAS, the Parties desire to work together on other projects.

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

NOW THEREFORE, the Parties hereby confirm and agree as follows:

Article 1
Definitions

Capitalized terms used herein shall have the following meanings:

1.1     “APB” shall mean non-grid-connected power solutions utilizing wave energy buoys using the Confidential Information of any of the Parties and/or Improvement (as defined in Article 5.3 below).

1.2     “Background Information” shall mean the Confidential Information based on which Improvement was made on or after the Project Commencement Date.

1.3     “Combined Utility Solution” shall mean grid-connected power solutions utilizing wave energy buoys using the Confidential Information of any of the Parties and/or Improvement.

1.4     “Confidential Information” shall mean specifications, techniques, designs, plans, drawings, data, know-how, prototypes, software, formulae, results of experiments, marketing plans or other technical or business information which is disclosed to the Receiving Party and conspicuously designated by the Disclosing Party as confidential and, in case of oral disclosure, summary of which is reduced to writings within thirty (30) days after such disclosure. If the Party who received such designated information does not raise objection to the alleged confidential nature within ten (10) days after receipt of such information, it shall be deemed that such Party has agreed with the confidential nature of such information. The terms shall also be deemed to include all notes, analyses, compilations, studies, interpretations or other documents prepared by the Receiving Party which contain, reflect or are based upon, in whole or in part, the information furnished to the Receiving Party pursuant hereto. Specifications, techniques, designs, plans, drawings, data, know-how, prototypes, software, formulae, results of experiments, marketing plans or other technical or business information with respect to the Improvement shall also fall under Confidential Information.

1.5     “Disclosing Party” shall mean the Party which disclosed Confidential Information held by it to the other Party.

1.6     “Employees, etc.” shall mean employees, directors, designated third parties, consultants, advisors and sub-contractors.

1.7     “Intellectual Property Rights” shall mean patent fights, utility model rights, design rights, layout-design exploitation rights for semiconductor integrated circuit, copyrights (which shall mean any and all rights provided in Article 21 through Article 28 of the Japanese Copyright Law and any other rights in foreign countries equivalent to the same), rights to be registered for all such rights, and know-how (which shall mean technical information which can be kept confidential and which has property value).

1.8     “K-Model” shall mean the software of the controlling system including algorithm and source code developed and co-owned by MES and [***].

1.9     “MES-Territory” means Japan, Vietnam, Malaysia, the Philippines, Mozambique, South Africa and Namibia.

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

1.10     “N-Model” shall mean the software of the controlling system including algorithm and source code developed by [***] and solely owned by MES.

1.11     “[***] Project” shall mean the joint research concerning the wave energy power generation between [***] and MES pursuant to the [***] Contract.

1.12     “OPT-Territory” means the whole world except for MES-Territory.

1.13     [***]

1.14     “Products” shall mean Combined Utility Solution and APB.

1.15     “Project” shall mean joint development and other joint activities conducted between the Parties to cooperate, among others, in relation to the [***] Projects as well as to the most suitable and efficient Products.

1.16     “Project Commencement Date” means July 1, 2008.

1.17     “PTO” shall mean the power take-off system with respect to wave energy, which includes (i) single line diagrams, electricity drawings, mechanical drawings, as well as (ii) the software of the controlling system including algorithm and source code. Just for the sake of precaution, disclosure of (ii) above is not intended, until the Commercial Agreement as mentioned in Article 7 is executed.

1.18     “Receiving Party” shall mean the Party which received Confidential Information held by the Disclosing Party from the Disclosing Party.

1.19     “Subsidiary” shall mean an entity or partnership of whatever legal form, in which the Party has, directly or indirectly, the simple majority of the voting power.

1.20     All references to days in this Agreement shall mean calendar days.

1.21     All references to the countries and regions in this Agreement shall mean the marine area within the exclusive economic zone of each of the relevant countries and regions.

Article 2
Purpose of this Agreement

The purpose of this Agreement is to (i) confirm the joint development between the Parties to cooperate with each other and jointly develop and/or market the most suitable and efficient Products, meeting the evaluation criteria of [***] with respect to Combined Utility Solution and (ii) introduce proper rules on the protection of Confidential Information that may be disclosed from time to time between the Parties in various Project opportunities.

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Article 3
Communication

Each Party will designate one of its employees as the primary individual responsible for facilitating communication between the Parties including the documentation of Confidential Information (each, a “Project Manager”). Throughout the Term (as defined in Article 8.1 below), the Project Managers and any additional personnel they select shall regularly confer by conference call or, as mutually agreed, in person. The names and contact addresses of Project Manager of the Parties are as follows:

MES:     [***]

OPT:     [***]

Article 4
Confidentiality

4.1     The Receiving Party shall restrict disclosure of the Confidential Information solely to the Employees, etc. with a need to know for the implementation of the Project and the [***] Project, and not disclose such Confidential Information to any other third parties. When MES discloses to [***] any Confidential Information of OPT in the [***] Project, MES shall affix a “confidential” seal to the Confidential Information, demand [***] to treat it as confidential, and further shall demand [***] protection of the know-how under Article 31 of the Terms and Conditions of the Joint Research Agreement (“[***] Terms and Conditions”) provided in Article 5, Paragraph 2 of the [***] Contract.

4.2     The Receiving Party shall impose the Employees, etc. who receive the Confidential Information the obligation of confidentiality equivalent to those hereunder and acquire from the Employees, etc. signed letter/(Japanese for “signed letter”) in which the Employees, etc. declare to abide by confidentiality obligation.

4.3     The Receiving Party shall use and cause the Employees, etc. to use the same degree of care to protect the Confidential Information as is used with its own proprietary information.

4.4     Notwithstanding anything to the contrary herein, the Receiving Party shall have no obligation to preserve the confidentiality of any Confidential Information which:

a.     Was previously known to the Receiving Party free of any obligation to keep it confidential; or

b.     Is or becomes publicly available by other than unauthorized disclosure, by the Receiving Party; or

c.     Is independently developed by the Receiving Party; or

d.     Is disclosed to third parties by the Disclosing Party without any confidentiality obligation; or

e.     Is received from a third party whose disclosure thereof does not violate any confidentiality obligations; or

f.     Is subject to subpoena or court orders.

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

4.5     The Confidential Information disclosed shall at all times, namely throughout the Term of this Agreement and after this Agreement ends for whatever reason, remain the property of the Disclosing Party and the Receiving Party shall return to the Disclosing Party, upon termination of this Agreement (for whatever reason) or written demand by the Disclosing Party, any Confidential Information and all copies thereof, and will return, expunge or destroy any notes, analyses, compilation, studies, reports or other documents containing the Confidential Information, or prepared or generated from the Confidential Information by the Receiving Party. The Receiving Party shall, on written demand from the Disclosing Party, promptly certify to the Disclosing Party in writing that it has complied with the obligations hereunder.

4.6     Nothing contained in this Article shall be construed as granting or conferring any rights by license or otherwise in any Confidential Information disclosed.

Article 5
Intellectual Property Rights

5.1     The Receiving Party shall not use or disclose any of such Confidential Information or any related Intellectual Property Rights except for (i) the implementation of the Project, (ii) otherwise explicitly agreed in this Agreement, or (iii) where there is explicit permission in writing by the Disclosing Party. Just for the sake of precaution, all Intellectual Property Rights related to PTO of PowerBuoy® up to and as of the date hereof is owned by OPT and the trademark of PowerBuoy and katakana thereof (Japanese katakana for “PowerBuoy”) is and will be owned by OPT.

5.2     Notwithstanding anything to the contrary contained herein, the Parties mutually confirm that any information which each Party disclosed to the other Party after the Project Commencement Date (including relevant Intellectual Property Rights), as well as those which are listed in Appendix 5.2, are the Confidential Information and the exclusive property of the Disclosing Party.

5.3     Ownership of Improvement: If both Parties or either Party make or makes any improvements or develops any invention (together “Improvement”) based on or using the Background Information of the other Party, the Party who made the Improvement shall notify such Improvement to the other Party in writing on a timely basis (“Improvement Notice”), in any event within thirty (30) days after making of the Improvement. The ownership of any Intellectual Property Rights in connection with the Improvement shall be subject to the following rules:

(i)	All Intellectual Property Rights related to the Background Information are and will be owned by the Party who discloses the same.

(ii)

Intellectual Property Rights regarding the Improvement shall be co-owned by both Parties, and the ratio of co-ownership of each Party shall be determined upon discussion between the Parties taking into consideration the extent of contribution to Improvement as well as contributions in terms of the Background Information, human resources and financial resources etc. (aa) If no agreement can be reached on the ownership ratio within ninety (90) days after the Improvement Notice is made, the ratio shall be fixed on a [***] basis. (bb) If no Improvement Notice is made for whatever reason within thirty (30) days after making of the Improvement, the other Party has the right to declare that the Improvement is owned on a [***] basis.

(iii)	Any Party may not transfer, or create any security interest in, its co-ownership interest in Improvement without explicit written consent by the other Party.

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

The Parties shall keep the records of the Improvements materially in the form of Appendix 5.3A.

If the Intellectual Property Rights in connection with the Improvement fall under Article 33, Paragraph 1 of the [***] Terms and Conditions, and therefore the assignment of such rights requires such procedures as approval of [***] as provided in Article 33-3, Paragraph 1 of the [***] Terms and Conditions, then MES shall perform such procedures for the co-ownership interest held by OPT as described above.

Just for the sake of precaution, the matters that are mentioned in Appendix 5.3B (wave energy buoys as shown in MES brochure 1211REV0-04-SBC and APBs for the purpose of [***], both as disclosed by MES to OPT at MES offices on December 12, 2012) fall under the Improvement and thus co-owned by the Parties. The Parties may, however, consider in the Commercial Agreement the possible special treatment for APBs for the purpose of [***].

The [***] is the sole property of MES only if (i) it does not use any of OPT’s Confidential Information and/or any OPT-MES commonly developed and owned technology, and (ii) it is used [***]. If the [***] uses any of OPT’s Confidential Information and/or any OPT-MES commonly developed and owned technology, MES shall pay a royalty to OPT. In such a case, the license agreement shall be agreed upon separately by the Parties, but outside the framework of this Agreement.

5.4       Use of Improvement

5.4.1     Principles: During the Term (as defined in Article 8.1 below), each Party shall grant to the other Party a right to use the Background Information if and to the extent it is necessary to use Improvement as well as the co-ownership interest in Improvement held by such Party under the following rules, provided that each Party can use the Background Information of the other Party and/or Improvement without following such rules if such Party uses the same solely for the implementation of the Project and the [***] Project. After expiration or termination of this Agreement for whatever reason, each Party shall not use the Background Information of the other Party and/or Improvement, unless (i) otherwise agreed expressly in this Agreement, or (ii) there is express written consent of the other Party.

5.4.2     Background Information:

(1)	If OPT is the Receiving Party

MES grants exclusive license to use the Background Information of MES to OPT if all of the following conditions are met: (i) the territory is OPT-Territory, (ii) if the main purposes of the application is wave energy, and (iii) the Commercial Agreement as mentioned in Article 7 is executed. If the main purpose of the application is non-wave energy, a non-exclusive license to use the Background Information shall be given if and to the extent it is necessary for OPT to exercise its right to use the co-ownership interest in Improvement held by MES as licensed under Article 5.4.3 below. The terms of which shall be agreed upon on a case by case basis.

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

(2)	If MES is the Receiving Party

OPT grants exclusive license to use the Background Information of OPT to MES if all of the following conditions are met: (i) the territory is MES-Territory, (ii) if the main purpose of the application is wave energy, and (iii) the Commercial Agreement as mentioned in Article 7 is executed. If the main purpose of the application is non-wave energy, a non-exclusive license to use the Background Information shall be given if and to the extent it is necessary for MES to exercise its right to use the co-ownership interest in Improvement held by OPT as licensed under Article 5.4.4 below. The terms of which shall be agreed upon on a case by case basis.

5.4.3     Co-ownership interest in Improvement held by MES: With regard to the co-ownership interest in Improvement held by MES, MES grants to OPT (i) exclusive license in OPT-Territory, for wave energy application, and (ii) non-exclusive license in OPT-Territory, for non-wave energy application.

5.4.4     Co-ownership interest in Improvement held by OPT: With regard to the co-ownership interest in Improvement held by OPT, OPT grants to MES (i) exclusive license in MES-Territory, regardless of whether the main purpose of the application is wave energy or not, and (ii) non-exclusive license for the whole world except for MES-Territory, for non-wave energy application.

5.4.5     Restrictions on License: No Party shall license the co-ownership interest in Improvement held by such Party to any third party except for (i) Subsidiary of the relevant Party, or (ii) where the other Party gives prior written consent which consent shall not be unreasonably withheld.

5.4.6     Restrictions on Sub-license: No Party shall sublicense the licensed rights hereunder regarding the co-ownership interest in Improvement held by the other Party as well as the other Party’s Background Information associated therewith, to any third party except for (i) Subsidiary of the relevant Party, or (ii) where the other Party gives prior written consent which consent shall not be unreasonably withheld.

5.4.7     Terms and Conditions: The details of the terms and conditions of licenses of the Background Information and Improvement under Articles 5.4.2, 5.4.3, and 5.4.4 shall be determined in the Commercial Agreement (as defined in Article 7.1 below), including the calculation of Royalty (as defined in Article 7.1 below). Each Party shall not use the Background Information of the other Party and/or Improvement until such details are determined in the Commercial Agreement for any purpose other than those solely for the implementation of the Project and the [***] Project.

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Article 6
Injunctive Relief

In the event of a breach of this Agreement, each Party understands and agrees that the other Party may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

Article 7
Commercialization

7.1     The Parties shall start the negotiation on the commercial terms of their relationship (the “Commercial Agreement”) which shall address, among other things, the following items: licensing, distribution, territory split, revenue sharing, costs and press releases. The Commercial Agreement shall contain a clause under which MES shall purchase PTO (which may include K- model or AIMS) from OPT if MES deploys the Product in the waters of MES-Territory. The Commercial Agreement shall also contain clauses regarding a case in which one Party (the “Extraterritorial Party”) finds a customer (“Territorial Customer”) in the territory of the other Party (the “Territorial Party”).

–	The Party shall pay royalty (“Royalty”) for a license to be granted by the other Party pursuant to Articles 5.4.2 through 5.4.4.

–

The Extraterritorial Party must refer such Territorial Customer to the Territorial Party forthwith, but in any event no later than seven (7) days after initial customer contact. The Territorial Party shall then become the party who will be the direct point of contact with, and the contract partner of, such Territorial Customer, unless Territorial Party decides otherwise at its sole discretion. The Territorial Party shall further have the sole discretion to determine whether or not to pursue the business opportunity with such Territorial Customer. The referral mentioned in the preceding sentence shall be made by (i) notifying the contact details of the person in charge at the Territorial Customer as well as the details of the business opportunity to the Territorial Party in writing, and (ii) notifying the contact details of the Territorial Party to the Territorial Customer in writing.

–

If the Territorial Party is OPT, OPT shall grant MES a first refusal right (“FRR”) to the extent permissible under applicable mandatory law, to manufacture, transport, deploy and maintain the structure (but not the PTO) of the Products. The FRR shall not apply to [***]. The details of the FRR shall be agreed upon in the Commercial Agreement. In this case, the Parties shall give due consideration to the purpose of the Agreement.

–

In addition to the above, the Territorial Party shall pay a reasonable commission to be agreed in the Commercial Agreement to the Extraterritorial Party if the customer which the Extraterritorial Party referred to the Territorial Party actually purchases the Products from the Territorial Party. The commission shall not be payable, however, if MES is the Extraterritorial Party and the relevant territory is located in the [***].

The Parties shall agree on the terms of the Commercial Agreement without delay, but no later than March 31, 2013.

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

7.2     Each Party agrees that it will not use and/or will not permit any of its affiliated companies and any third party to use, Confidential Information it has received or may receive from the other Party, or any derivatives based on such Information (excluding technology developed or obtained independently by not using such Information) or any improvements achieved based on such Information, for any purpose other than for the Project and the [***] Project, and shall not, among others, use it for any commercial purpose, unless the Commercial Agreement has been executed by OPT and MES.

Any use of Confidential Information of the other Party and Improvement for any purpose other than the Project and the [***] Project is strictly subject to the execution of the Commercial Agreement.

Article 8
Term and Termination

8.1     Term: The term of this Agreement (“Term”) shall end upon elapse of ten (10) years after entering into this Agreement. This Agreement may be renewed upon mutual consultation.

8.2     Termination: Either Party may terminate this Agreement: (i) if the other Party materially breaches this Agreement and fails to cure such breach within thirty (30) days’ written notice of such breach; or (ii) in the event that the other Party is adjudicated insolvent, consents or acquiesces to the appointment of a receiver or liquidator, takes any step towards dissolution or liquidation, voluntarily or involuntarily becomes a debtor subject to proceedings under bankruptcy law, company rehabilitation law, civil rehabilitation law or other comparable law, or otherwise ceases to do business in the ordinary course.

Article 9
Miscellaneous

9.1     This Agreement shall inure to the benefit of, and be binding upon each of the Parties hereto and their respective successors or assigns; provided, however, that this Agreement shall not be assignable by one Party without the prior written consent of the other Party.

9.2     The relationship of the Parties established under this Agreement is that of independent contractors. This Agreement shall not be construed to establish a partnership, joint venture, agency, or other similar relationship between the Parties.

9.3     This Agreement constitutes the entire understanding and agreement of the Parties with respect to its subject matter, and supersedes all prior and contemporaneous understandings and agreements including 2009 MoU and 2010 NDA, whether written or oral, with respect to such subject matter. No delay or failure by either Party to exercise or enforce at any time any right or provision of this Agreement shall be considered a waiver thereof of such Party’s rights thereafter to exercise or enforce each and every right and provision of this Agreement. No single waiver shall constitute a continuing or subsequent waiver. No waiver, modification or amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Parties.

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

9.4     For the sake of effective implementation of this Agreement, both Parties shall not compete against each other directly or indirectly regarding the development, manufacturing, marketing, selling and maintenance of the Products, by any manner. This limitation also applies to the activities of MES, among others, through [***] For example:

(i)	MES shall not seek business opportunities in relation to wave power generation market with OPT’s serious competitors without the consent by OPT.

(ii)	OPT shall not seek business opportunities in relation to wave power generation market with MES’s serious competitor in [***] without the consent by MES.

The details of the rules on the non-compete shall be agreed upon in the Commercial Agreement.

9.5     The provisions contained in Article 4 shall survive ten (10) years after this Agreement ends for whatever reason, and the provisions contained in Articles 5.1, 5.2, 5.3, 6, 7.2 and 9.7 shall survive without time limit after this Agreement ends for whatever reason. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.6     Notwithstanding anything to the contrary herein, this Agreement shall terminate if the Parties determine not to execute the Commercial Agreement and in such a case the provisions contained in Article 4 shall survive ten (10) years after the termination, and the provisions contained in Articles 5.1, 5.2, 5.3, 6, 7.2 and 9.7 shall survive without time limit after the termination.

9.7     This Agreement shall be governed and construed in accordance with the laws of the State of New York. Each Party agrees that any dispute arising out of or in connection with this Agreement, including any question regarding the existence, scope, validity or termination of this Agreement, shall be exclusively resolved by arbitration in San Francisco, California under the Arbitration Rules of the International Chamber of Commerce.

9.8     This Agreement shall be written in English and the English version shall be controlling against any Japanese version.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date set forth above.

Ocean Power Technologies, Inc.	Mitsui Engineering & Shipbuilding Co., Ltd.

/s/ Charles F. Dunleavy	/s/ Hirotaka Ohashi
Charles F. Dunleavy	Hirotaka Ohashi
Chief Executive Officer	Deputy General Manager Business Development & Innovation Hq.

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Appendix 1.13

EXAMPLES OF [***]

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Appendix 1.13-1

[***] (Diagram redacted)

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Appendix 1.13-2

[***] (Diagram redacted)

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Appendix 5.2

LIST OF CONFIDENTIAL INFORMATION

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

1. List of OPT

[***] (List redacted – two pages)

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

2. List of MES

[***]

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Appendix 5.3A

RECORD OF IMPROVEMENTS

[***]

Appendix 5.3B

LIST OF IMPROVEMENTS

[***]

The ratio of co-ownership of the Improvements listed above shall be agreed upon in the Commercial Agreement.

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Attachment 1

[***](Diagram redacted)

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Attachment 2

[***](Diagram redacted)

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Appendix 2

RECORD OF NEW CONFIDENTIAL INFORMATION

DATE PROVIDED TO OPT/MES	RECIPIENT(S)	SENT BY	SUBJECT OR DESCRIPTION OF GOODS